    As Filed With The Securities And Exchange Commission on October 31, 1995



                                               Registration No. 33-
                                                                  -------------


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                    FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                           APPLIED MATERIALS, INC.
              (Exact name of issuer as specified in its charter)


            Delaware                                           94-1655526
  (State or other jurisdiction                               (I.R.S. employer
of incorporation or organization)                         identification number)


               3050 Bowers Avenue, Santa Clara, California  95054
               (Address of principal executive offices)(Zip Code)

                         EMPLOYEES' STOCK PURCHASE PLAN
                   STOCK PURCHASE PLAN FOR OFFSHORE EMPLOYEES
                            (Full title of the plan)

                                James C. Morgan
                            Applied Materials, Inc.
               3050 Bowers Avenue, Santa Clara, California  95054
                    (Name and address of agent for service)

  Telephone number, including area code, of agent for service:  (408) 748-5555

                                    Copy to:
                            Donald A. Slichter, Esq.
                         Orrick, Herrington & Sutcliffe
                               400 Sansome Street
                        San Francisco, California  94111


                        CALCULATION OF REGISTRATION FEE

===============================================================================

                                     Proposed        Proposed
Title of                             Maximum         Maximum
Securities        Amount             Offering        Aggregate       Amount of
  to be           to be              Price           Offering       Registration
Registered      Registered           Per Share*      Price*             Fee*
-------------------------------------------------------------------------------
Common Stock    4,000,000 shares     $46.625         $186,500,000   $64,311

===============================================================================

* Estimated solely for the purpose of calculating the registration fee on the basis of $46.625 per share, the average of the high and low trade prices for the Common Stock on October 26, 1995, as reported by NASDAQ.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents are incorporated by reference in this registration statement: (i) Applied Materials, Inc.'s (the "Company") latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (ii) all other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's latest annual report; and (iii) the description of the Company's common stock set forth in the Company's Registration Statement on Form 8-B relating thereto, including any amendment or report filed for the purpose of updating such description. All documents filed by the Company after the date of this registration statement pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment (that indicates all securities offered have been sold or deregisters all securities then remaining unsold), shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

Inapplicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

Inapplicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law (the "Delaware Law") authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. The Registrant's Certificate of Incorporation and Bylaws provide for indemnification of the Registrant's directors, officers, employees and other agents to the maximum extent permitted by the Delaware Law. In addition, the Registrant has entered into indemnification agreements with its officers and directors.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

Inapplicable.





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

ITEM 8.  EXHIBITS

4.1      The Applied Materials, Inc. Employees' Stock Purchase Plan.

4.2      The Applied Materials, Inc. Stock Purchase Plan for Offshore
         Employees.

5.1      Opinion of Orrick, Herrington & Sutcliffe.

23.1     Consent of Price Waterhouse LLP.

23.2     Consent of Orrick, Herrington & Sutcliffe is included in Exhibit 5.1.

24.1     Power of Attorney of Directors.

ITEM 9.  UNDERTAKINGS

         (a)     The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i)     To include any prospectus required by section
10(a)(3) of the Securities Act of 1933;

                          (ii)    To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                          (iii)   To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                 Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of





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

such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of the Plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





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
                                   Signatures

THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California on the 31st day of October, 1995.

APPLIED MATERIALS, INC.
    (Registrant)


  /s/ James C. Morgan
----------------------------------
      James C. Morgan
  Chairman of the Board and
   Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dated indicated.

           Signature                                          Title                             Date
Principal Executive Officer:


  /s/ James C. Morgan
----------------------------------
      James C. Morgan                                 Chairman of the                   October 31, 1995
                                                      Board Chief
                                                      Executive Officer

Principal Financial Officer:


  /s/ Gerald F. Taylor
----------------------------------
      Gerald F. Taylor                                Senior Vice                       October 31, 1995
                                                      President and
                                                      Chief Financial
                                                      Officer

Principal Accounting Officer:


   /s/ Michael K. O'Farrell
----------------------------------
       Michael K. O'Farrell                           Vice President                    October 31, 1995
                                                      and Corporate
                                                      Controller





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


 Directors:


*/s/ James C. Morgan
----------------------------------
     James C. Morgan                                  Director                          October 31, 1995



----------------------------------
     Michael Armacost                                 Director                          October 31, 1995


*/s/ James W. Bagley
----------------------------------
     James W. Bagley                                  Director                          October 31, 1995


*/s/ Herbert M. Dwight, Jr.
----------------------------------
     Herbert M. Dwight, Jr.                           Director                          October 31, 1995


*/s/ George B. Farnsworth
----------------------------------
     George B. Farnsworth                             Director                          October 31, 1995


*/s/ Philip V. Gerdine
----------------------------------
     Philip V. Gerdine                                Director                          October 31, 1995


*/s/ Paul R. Low
----------------------------------
     Paul R. Low                                      Director                          October 31, 1995


*/s/ Dan Maydan
----------------------------------
     Dan Maydan                                       Director                          October 31, 1995


*/s/ Alfred J. Stein
----------------------------------
     Alfred J. Stein                                  Director                          October 31, 1995


*By  /s/ Donald A. Slichter
    ------------------------------
    Donald A. Slichter
    Attorney-in-Fact



A majority of the members of the Board of Directors.





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                                 EXHIBIT INDEX

4.1       The Applied Materials, Inc. Employees' Stock Purchase Plan.

4.2       The Applied Materials, Inc. Stock Purchase Plan for Offshore
          Employees.

5.1       Opinion of Orrick, Herrington & Sutcliffe.

23.1      Consent of Price Waterhouse LLP.

23.2      Consent of Orrick, Herrington & Sutcliffe is included in Exhibit 5.1.

24.1      Power of Attorney of Directors.





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